UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

99 George Street, Third Floor

Toronto, Ontario, Canada  M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

US Gold Corporation (the “Company”) held its annual shareholders’ meeting on June 14, 2010.  At the annual meeting, the shareholders elected the five director nominees to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and duly qualified.  The shareholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Election results for the directors elected by the shareholders are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert R. McEwen	66,038,370	629,622	26,730,602
Michele Ashby	66,311,944	356,048	26,730,602
Leanne Baker	65,388,198	1,279,794	26,730,602
Peter Botjos	54,805,852	11,862,140	26,730,602
Declan Costelloe	65,867,111	800,881	26,730,602

Election results for the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010 are as follows:

For	Against	Abstain	Broker Non-Votes
91,827,116	1,389,058	182,420	0

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: June 17, 2010	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer